Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: American Skandia Trust

                     In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

     1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: February 22, 2007	/s/David R. Odenath
David R. Odenath
President and Principal Executive Officer

Date: February 22, 2007	/s/Grace C. Torres
Grace C. Torres
Treasurer and Principal Financial Officer